SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Ecomax, Inc.

Nevada Business Identification # NV20061389728
Expiration Date: 10/31/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/22/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202104221612054
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number E0807642006-1
Barbara K. Cegavske	Filing Number 20211401742
Secretary of State State Of Nevada	Filed On 4/21/2021 1:12:00 PM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Ecomat, Inc.

Entity or Nevada Business Identification Number (NVID): NV20061389728

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 20,205,000

Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: May 10, 2021 Time: 6:00 a.m.

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [x] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [x] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [ ] Other.

The articles have been amended as follows: (provide article numbers, if available)

The text of Article I is to be restated and amended to read in its entirety as follows:

* (attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] Chief Executive Officer

Signature of Officer or Authorized Signer Title

X

Signature of Officer or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Additional page of Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Item 5.

I. The text of Article I is to be restated and amended to read in its entirety as follows:

"The name of the Corporation should be "Ecomax, Inc."

II. The text of Article III is to be restated and amended to read in its entirety as follows:

"The Corporation should have the authority to issue 500,000,000 shares of capital stock, par value $0.0001, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations, and relative rights to be determined by the Board of Directors."

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
ECOMAT, INC.
April 13, 2021

Ecomat, Inc., a Nevada corporation (the "Corporation"), does hereby certify:

First: The Board of Directors of the Corporation (the "Board"), with the written consent of the holder of a majority of the shares of common stock of the Corporation ("Common Stock") issued and outstanding and acting by Unanimous Written Consent in accordance with Section 78.315 of the Nevada Revised Statutes, adopted a resolution authorizing the Corporation to conduct the following:

(I) The Corporation shall effectuate a reverse stock split on a ratio of 1-for-10, whereby every 10 shares of the issued and outstanding Common Stock shall be combined into one share of issued and outstanding Common Stock;

(II) Article I of the Articles of Incorporation of the Corporation is hereby restated and amended as follows:

"The name of the Corporation should be "Ecomax, Inc."

(III) Article III of the Articles of Incorporation of the Corporation is hereby amended and restated as follows:

"The Corporation should have the authority to issue 500,000,000 shares of capital stock, par value $0.0001, consisting of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, which may be divided into series and with the preferences, limitations, and relative rights to be determined by the Board of Directors.

Second: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 78.390 of the Nevada Revised Statutes.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by the undersigned as of the date first above written.

Yu Yam, Anthony, Chau
Chief Executive Officer

{HTFL00050846; 2}
02246/0004 219183.1